UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2005

SSA Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51330	84-1542338
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 W. Madison, Suite 2200, Chicago, IL 60661

(Address of principal executive offices, including zip code)

(312) 258-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2005, SSA Global Technologies, Inc. (“SSA Global”) entered into a General Release and Additional Terms (“General Release”) with John Walles, the Executive Vice President of Acquisitions and Integration of SSA Global.  Mr. Walles has a seven day period after the execution of the General Release to revoke it and the General Release becomes effective after the expiration of the seven day period should Mr. Walles not revoke it.  The General Release provides the terms and conditions of Mr. Walles’ termination of employment with SSA Global effective October 31, 2005.  A copy of the General Release is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Pursuant to the General Release, each of SSA Global and Mr. Walles release each other from any claims against one another except as may arise under the General Release.  Additionally, under the General Release, Mr. Walles shall not receive severance provided that he enters into an agreement or arrangement with an affiliate of SSA Global by November 30, 2005 and Mr. Walles’ vesting and rights to exercise his stock options remain as (a) determined in accordance with SSA Global’s 2003 Equity Incentive Plan and his 2003 Equity Incentive Plan Stock Option Agreement, dated July 31, 2003, and (b) subject to the terms, conditions and related limitations set forth in (i) his Lock-Up Agreement, dated February 10, 2004; and (ii) SSA Global’s Insider Trading Policy.

Item 8.01. Other Events.

Effective October 31, 2005, John Walles resigned from his position as Executive Vice President of Acquisitions and Integration of SSA Global Technologies, Inc.  The terms of Mr. Walles’ departure are discussed in Item 1.01 above.

Section 9 – Financial Statements and Exhibits

Item  9.01.                                       Financial Statements and Exhibits

(c)                                  Exhibits.

10.1                           General Release and Additional Terms by and between SSA Global Technologies, Inc. and John Walles dated November 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SSA Global Technologies, Inc.

Date: November 4, 2005	/s/Kirk Isaacson
Kirk Isaacson Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	General Release and Additional Terms by and between SSA Global Technologies, Inc. and John Walles dated November 4, 2005